UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2006

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5050	36-2257936
(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On January 10, 2006, Alberto-Culver Company (“Alberto-Culver”) and Sally Holdings, Inc., a subsidiary of Alberto-Culver (“Sally Holdings”), entered into a Merger Agreement (the “Merger Agreement”) with Regis Corporation (“Regis”), Roger Merger, Inc. and Roger Merger Subco LLC whereby, pursuant to the terms and conditions thereof, Sally Holdings would be spun off to the stockholders of Alberto-Culver by way of a tax free distribution and, immediately thereafter, combined with Regis in a tax free stock-for-stock merger. In connection with the transactions contemplated by the Merger Agreement, Alberto-Culver also entered into (i) a Separation Agreement (the “Separation Agreement”) with Sally Holdings, (ii) an Employee Matters Agreement (the “Employee Matters Agreement”) with Sally Holdings and (iii) a Tax Allocation Agreement (the “Tax Allocation Agreement”) with Sally Holdings.

Termination of Merger Agreement

On April 5, 2006, Alberto-Culver provided notice to Regis, and issued a press release announcing, that its Board of Directors had withdrawn its recommendation of the transactions contemplated by the Merger Agreement. Alberto-Culver’s Board of Directors reached its decision after considering, among other matters, Regis’s two consecutive earnings short-fall announcements, significant revisions to Regis’s financial forecasts, uncertainty about Regis’s fiscal 2007 outlook and certain differences over operating and governance approaches. The withdrawal of the recommendation followed Alberto-Culver’s unsuccessful efforts to negotiate some upward adjustment to the share exchange ratio in the Merger Agreement in light of the substantial reduction in transaction value to Alberto-Culver’s shareholders since Regis’s March 21, 2006 earnings shortfall announcement and the failure of attempts to clarify related operating and board governance matters. A copy of this press release is attached as Exhibit 99.1 hereto.

Following Alberto-Culver’s notice to Regis, also on April 5, 2006, Regis provided notice to Alberto-Culver that it was terminating the Merger Agreement effective immediately. In connection with the termination of the Merger Agreement, Alberto-Culver paid to Regis a $50.0 million termination fee on April 10, 2006 but Alberto-Culver has reserved, and the payment of the fee was not a waiver of, its rights under the Merger Agreement, applicable law or otherwise. As a result of this payment, Alberto-Culver will record a $50.0 million pre-tax charge in the third quarter of fiscal year 2006.

As a result of the termination of the Merger Agreement, Alberto-Culver will not declare and pay the $3.00 per share special dividend Alberto-Culver announced it intended to declare and pay if the merger was completed.

Termination of Related Agreements

On April 10, 2006, Alberto-Culver and Sally Holdings terminated the Separation Agreement, the Employee Matters Agreement and the Tax Allocation Agreement.

In connection with the transactions contemplated by the Merger Agreement, on January 10, 2006, Alberto-Culver (i) entered into amendments to the severance agreements of Carol L. Bernick, the Chairman of the Board of Directors of Alberto-Culver, William J. Cernugel, the Senior Vice President and Chief Financial Officer of Alberto-Culver, and V. James Marino, the President of Alberto-Culver Consumer Products Worldwide, a division of Alberto-Culver, and certain other executive officers of Alberto-Culver and its subsidiaries and (ii) entered into termination agreements with Howard B. Bernick, the President and Chief Executive Officer of Alberto-Culver, Michael H. Renzulli, the Chairman of Sally Beauty Company, Inc. and Gary G. Winterhalter, the President of Sally Beauty Company, Inc. Pursuant to their respective terms, the severance agreement amendments and the termination agreements automatically terminated upon termination of the Merger Agreement and are of no further force or effect.

2

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The following exhibits are included herein:

Number	Description
99.1	Copy of press release dated April 5, 2006

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: April 11, 2006

4